UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

(888) 776-6804

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NSPR	NYSE American
Warrants, exercisable for one share of Common Stock	NSPR.WS	NYSE American
Series B Warrants, exercisable for one share of Common Stock	NSPR.WSB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.02 Results of Operations and Financial Condition.

On January 6, 2020, InspireMD, Inc. (the “Company”) issued a press release announcing its preliminary unaudited revenue for the fourth quarter ended December 31, 2019, based on the information and data currently available. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Amendment to General Release and Severance Agreement with Departing CEO

As previously reported, on December 9, 2019, the Company entered into a General Release and Severance Agreement (the “Separation Agreement”) with James Barry, Ph.D., the chief executive officer, president and Class 3 director of the Company, pursuant to which Dr. Barry’s employment with the Company and any subsidiary of the Company ceased, and Dr. Barry resigned from all positions and offices of the Company, including the board of directors, effective December 31, 2019. The Separation Agreement, among other things, provided that Dr. Barry is entitled to receive an additional lump-sum payment of $25,000 payable on the Company’s first regularly scheduled payroll date on or next following December 17, 2019, which amount is intended to offset the costs of any executive outplacement services or similar educational programs which may be incurred by Dr. Barry (the “Outplacement Service Payment”) on or after December 31, 2019.

On December 31, 2019, the Company and Dr. Barry entered into the First Amendment to the Separation Agreement providing that the Outplacement Service Payment is payable on the Company’s first regularly scheduled payroll date occurring in 2020.

The foregoing summary of the First Amendment to the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

First Amendment to Employment Agreement with Newly Appointed CEO

As previously reported, on December 9, 2019, the Company entered into an Employment Agreement with Marvin Slosman (the “Slosman Employment Agreement”), pursuant to which Mr. Slosman will serve as the new chief executive officer and president of the Company, commencing on January 1, 2020. The Slosman Employment Agreement provided that, among other things, (i) the Company will grant Mr. Slosman 5% of the Company’s issued and outstanding common stock determined on a fully diluted basis as of the date of grant (the “Equity Awards”), with 75% of the Equity Awards being granted as restricted stock units and with the remaining 25% of the Equity Awards being granted as stock options, with the Equity Awards subject to the terms and conditions of the Company’s 2013 Long-Term Incentive Plan (the “LTIP”) and of the award agreements to be entered for the Equity Awards; and (ii) on or before December 31, 2020, Mr. Slosman will become eligible to receive an additional grant of equity awards under the LTIP and the applicable award agreements up to 5% (including the Equity Awards) of the Company’s actual outstanding shares of common stock on the date of grant (the “Potential Additional Equity Awards”), provided that the actual amount of the grant shall be based on the achievement of certain performance/financial criteria as established by the board of directors of the Company after consultation with Mr. Slosman, in its reasonable discretion.

On December 31, 2019, the Company and Mr. Slosman entered into the First Amendment to the Slosman Employment Agreement providing (i) that the Equity Awards will be granted outside of the LTIP; (ii) the definition of the phrase “fully diluted basis” as the sum of the total shares of common stock then outstanding, the shares of common stock issuable upon the conversion of the Company’s then outstanding shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock and the shares of common stock issuable upon the exercise of the Company’s then outstanding pre-funded warrants; and (iii) that the Potential Additional Equity Awards Mr. Slosman may receive on or before December 31, 2020, shall be up to 5% (including the Equity Awards) of the Company’s issued and outstanding shares of common stock determined on a fully diluted basis on the date of grant calculated using the definition of the phrase “fully diluted basis” as set forth in the First Amendment to the Slosman Employment Agreement. On January 2, 2019, the Company granted the Equity Awards to Mr. Slosman, pursuant to the Slosman Employment Agreement, as amended.

As previously disclosed, Mr. Slosman, 55, has served as chief operating officer for MEDCURA Inc. from May 2019 to December 2019. From September 2017 to September 2019, Mr. Slosman served as a Business Consultant, overseeing international commercial strategy and market development, at Integra Life Sciences, a leading innovator in orthopedic extremity surgery, neurosurgery, and reconstructive and general surgery. From 2010 to 2014 Mr. Slosman served as President of Itamar Medical, Inc., a medical technology company focused on cardiovascular and sleep diagnostics. Mr. Slosman also served as chief executive officer of Ovalum Vascular Ltd. from 2008 to 2010. Mr. Slosman’s qualifications to serve on the board of directors of the Company include his significant experience in senior management positions of leading medical device companies.

The foregoing summary of the First Amendment to the Slosman Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment to the Slosman Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	First Amendment to General Release and Severance Agreement, dated December 31, 2019, by and between the Company and James Barry
10.2	First Amendment to Employment Agreement, dated December 31, 2019, by and between the Company and Marvin Slosman
99.1	Press release, dated January 6, 2020 (furnished herewith pursuant to Item 2.02)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: January 6, 2020	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer